(GRAPHIC-LOGO) KPMG
Peat Marwick LLP
One Mellon Bank Center    Telephone 412 391 9710   Telefax 412 391 8963
Pittsburgh, PA 15219      Telex 7106642199 PMM & CO PGH

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Troy Hill Bancorp, Inc.:


We consent to incorporation by reference in the registration statement (No. 33-98760) on Form S-8 of Troy Hill Bancorp, Inc. of our report dated August 16, 1996, except as to note 18, which is as of September 16, 1996, relating to the consolidated statement of financial condition of Troy Hill Bancorp, Inc. and subsidiary as of June 30, 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended, which report appears in the June 30, 1996, annual report on Form 10-K of Troy Hill Bancorp, Inc.



                                         /s/KPMG Peat Marwick LLP
                                         ------------------------
                                            KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
October 9, 1996